UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2016

VCA Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16783	95-4097995
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12401 West Olympic Boulevard

Los Angeles, California 90064-1022

(Address of Principal Executive Offices)

(310) 571-6500

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into Material Definitive Agreement

On June 29, 2016, VCA Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) by and among the Vicar Operating, Inc., as borrower, the Company, as guarantor, certain subsidiaries of the Company party thereto, as guarantors, the lenders party thereto, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, JPMorgan Chase Bank, N.A., Barclays Bank PLC, Suntrust Bank, and Wells Fargo Bank, N.A. as co-syndication agents, and other agents party thereto. The new Credit Agreement replaced the Company’s Existing Credit Agreement (defined below), which provided for $600 million of senior secured term notes and $800 million senior secured revolving credit facility, and which had been entered into as of August 19, 2011.

The Credit Agreement provides for $880 million of senior secured term notes and an additional $800 million senior secured revolving facility. In addition to refinancing all outstanding amounts under our Existing Credit Agreement, borrowings under our Credit Agreement may be used by the Company for general corporate purposes.

In general, borrowings under the Credit Agreement (including swing line borrowings) bear interest on the basis of either a base rate plus the applicable margin ranging from 0.00% to 1.00% or the applicable LIBOR rate, which is subject to a floor of zero, plus the applicable margin ranging from 1.00% to 2.00%. The base rate is equal to the highest of (a) the Federal funds rate plus 0.50%, (b) Bank of America, N.A.’s prime rate, and (c) one month LIBOR, also subject to a floor of zero, plus 1.0%. Until the business day after the delivery of the compliance certificate and the financial statements for the period ending September 30, 2016, borrowings under the Credit Agreement, at the Company’s current leverage ratio, will bear interest at LIBOR plus 175 basis points or the base rate plus 75 basis points.

The revolving credit facility under the Credit Agreement matures on June 29, 2021, and requires compliance with conditions precedent that must be satisfied prior to any borrowing as well as compliance with certain affirmative and negative covenants. The term loans issued under the Credit Agreement mature on June 29, 2021, with principal payments of $5,500,000 due on the last day of each calendar quarter from September 30, 2016 to and including June 30, 2017, $11,000,000 due on the last day of each calendar quarter from September 30, 2017 to and including June 30, 2019, $16,500,000 due on the last day of each calendar quarter from September 30, 2019 to and including June 30, 2020, and $22,000,000 due on the last day of each calendar quarter thereafter with a final payment of the outstanding principal balance due on June 29, 2021. Principal payments under the revolving credit facility portion are made at the Company’s discretion with the entire unpaid amount due at maturity.

All outstanding indebtedness under the Credit Agreement may be voluntarily prepaid in whole or in part without premium or penalty, other than customary breakage costs. The Company and each of its wholly owned, domestic, subsidiaries guarantee the outstanding indebtedness under the Credit Agreement. Any borrowings, along with the guarantees of the domestic subsidiaries, are further secured by a pledge of substantially all of the Company’s and its domestic subsidiaries’ assets, including 65% of the voting equity and 100% of the non-voting equity interests in each of the Company’s foreign subsidiaries.

The Credit Agreement contains certain customary affirmative covenants, including, among others: (i) preservation of existence; (ii) payment of obligations, including taxes; (iii) maintenance of properties, insurance, leases, books and records and material contracts; (iv) compliance with laws; (v) use of proceeds; (vi) subordination of intercompany loans; (vii) anti-terrorism laws; and (viii) collateral.

The Credit Agreement also contains certain customary negative covenants, including, among others, restrictions on: (i) incurring additional debt; (ii) granting of liens; (iii) dispositions of assets and (iv) making restricted payments. Additionally, the Credit Agreement contains customary events of default, including, failure to make payments, a cross-default to certain other debt, breaches of covenants, breaches of representations and warranties, and change of control. In addition, the Company is obligated to maintain (x) at the end of each fiscal quarter, beginning June 30, 2016, an interest coverage ratio of not less than 3.00:1.00 and (y) a leverage ratio as of the last day of any fiscal quarter of not greater than 4.00:1.00 from June 30, 2016 until December 31, 2016, and 3.75:1.00 thereafter until maturity, both as calculated in accordance with the terms and definitions determining such ratios contained in Credit Agreement. The Credit Agreement also contains various reporting requirements.

The Credit Agreement is being filed herewith solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about the Company or any of its subsidiaries or affiliates. The representations, warranties and covenants contained in the Credit Agreement are made solely for purposes of those agreements and are made as of specific dates; are solely for the benefit of the parties thereto; may be made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Credit Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The above summary of the Credit Agreement is not complete and is qualified in its entirety by reference to the complete text of the Credit Agreement, a copy of which is attached as exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. A copy of the press release announcing the Credit Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the Company entering into the Credit Agreement, effective June 29, 2016, the Company terminated that certain Credit Agreement, dated as of August 27, 2014 (the “Existing Credit Agreement”), by and among the Vicar Operating, Inc., as borrower, the Company, as guarantor, certain subsidiaries of the Company party thereto, as guarantors, the lenders party thereto, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, JPMorgan Chase Bank, N.A., and Suntrust Bank as co-syndication agents, and other agents party thereto, as amended. All outstanding borrowings under the Existing Credit

Agreement were paid in full. The financings under the Existing Credit Agreement were scheduled to mature on August 24, 2019. There were no penalties paid as a result of the early termination. The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

Reference is made to the press release of the Company, issued on June 29, 2016, which is incorporated herein by reference. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

10.1	Credit Agreement (the “Credit Agreement”), dated as of June 29, 2016, by and among Vicar Operating, Inc., as borrower, VCA Inc., as guarantor, certain subsidiaries of VCA Inc. party thereto, as guarantors, the lenders party thereto, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, JPMorgan Chase Bank, N.A., Barclays Bank PLC, and Suntrust Bank as co-syndication agents, and other agents party thereto.

99.1	Press release dated June 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 29, 2016	VCA Inc.

/s/ Tomas W. Fuller
	By:	Tomas W. Fuller
	Its:	Chief Financial Officer

EXHIBIT INDEX

Exhibits

10.1	Credit Agreement (the “Credit Agreement”), dated as of June 29, 2016, by and among Vicar Operating, Inc., as borrower, VCA Inc., as guarantor, certain subsidiaries of VCA Inc. party thereto, as guarantors, the lenders party thereto, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, JPMorgan Chase Bank, N.A., Barclays Bank PLC, and Suntrust Bank as co-syndication agents, and other agents party thereto.

99.1	Press release dated June 29, 2016.